EXHIBIT INDEX



4.25     Form of Guaranteed Minimum Withdrawal Benefit Rider (form 131034).

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.